Exhibit 23.1

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

January 13, 2023

Epsilon Energy Ltd.

16945 Northchase Drive, Suite 1610

Houston, Texas 77060

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Epsilon Energy Ltd. (the “Company”) of information taken from our report of third party dated January 31, 2022, with respect to the Company’s estimated proved oil, condensate, natural gas liquids, and gas reserves as of December 31, 2021.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716